UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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FIRSTENERGY CORP.
(Exact name of registrant as specified in charter)

OHIO (State or other jurisdiction of incorporation or organization)	34-1843785 (I.R.S. Employer Identification No.)

76 South Main Street
Akron, Ohio 44308
(Address, including zip code, of Principal Executive Offices)

FirstEnergy Corp. 2007 Incentive Plan
(Full title of the plan)

Rhonda S. Ferguson
Corporate Secretary
FirstEnergy Corp.
76 South Main Street,
Akron, Ohio 44308
Tel. No. (330) 384-5620

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Lucas F. Torres, Esq.
Akin Gump Strauss Hauer & Feld LLP
590 Madison Avenue
New York, NY 10022
(212) 872-1000
Fax: (212) 872-1002

CALCULATION OF REGISTRATION FEE

Title for each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $0.10 per share	6,550,000 shares	$62.52	$409,506,000	$12,571.83
(1)
Includes rights to purchase shares of Common Stock (“Share Purchase Rights”) under FirstEnergy Corp.’s Rights Agreement that, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the shares of Common Stock. In accordance with Rule 457(g), no additional registration fee is required in respect of the Share Purchase Rights.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers additional shares of the Registrant’s Common Stock that may become issuable under the Plan (as defined below) by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

(3)
Estimated in accordance with Sections (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee and based upon the average of the reported high and low prices of the Registrant’s Common Stock reported on the New York Stock Exchange on September 14, 2007.

EXPLANATORY NOTE

This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of an additional 6,550,000 shares of Common Stock, par value $0.10 per share (the “Common Stock”), of FirstEnergy Corp., an Ohio corporation (the “Company” or the “Registrant”), issuable under the FirstEnergy Corp. 2007 Incentive Plan (the “Plan”). The contents of the following Registration Statements of the Company are incorporated herein by reference: (i) the Company’s Registration Statement on Form S-8 (filed on July 1, 1998), including all exhibits attached thereto, filed as Registration No. 333-58279; (ii) the Company’s Registration Statement on Form S-8 (filed on August 17, 2001), including all exhibits attached thereto, filed as Registration No. 333-67798; and (iii) the Company’s Registration Statement on Form S-8 (filed on May 30, 2002), including all exhibits attached thereto, filed as Registration No. 333-89356.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act are incorporated by reference in this Registration Statement:

(a)
The Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Commission on February 28, 2007, as amended by Amendment No. 1 filed with the Commission on March 21, 2007;

(b)	The Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2007 and June 30, 2007, filed on May 9, 2007 and August 7, 2007, respectively;

(c)
The Company’s Current Reports on Form 8-K filed with the Commission on January 16, 2007, March 5, 2007, May 15, 2007, May 18, 2007, July 16, 2007, August 2, 2007, August 30, 2007 and September 14, 2007; and

(d)	The description of the Company’s Common Stock to be offered hereby contained in the Registrant’s Registration Statement on Form S-3/A filed with the Commission on August 27, 2003 (No. 333-103865).

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to items 2.02 or 7.01 of such form), prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) of the Securities Act or additional information about the Plan are available without charge to participants of the Plan by contacting the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308 (1-800-736-3402).

Item 5.  Interests of Named Experts and Counsel.

The legality of the Common Stock offered pursuant to this Registration Statement is passed on for the Company by Wendy E. Stark, Associate General Counsel for the Company. Ms. Stark is a holder of shares (and options to purchase shares) of Common Stock of the Company. As of September 17, 2007, Ms. Stark owned 4,985.792 shares of Common Stock of the Company.

Item 8.  Exhibits.

Exhibit Number	Description
4-1	Amended Articles of Incorporation of FirstEnergy Corp. (Exhibit 4(a) to the Registration Statement on Form S-3 filed by the Registrant on February 3, 1997 (No. 333-21011))*
4-2	Amended Code of Regulations of the FirstEnergy Corp. (Exhibit 3 to Form 10-K/A filed by the Registrant on April 16, 2001)*
4-3	Form of Common Stock Certificate (Exhibit 4(c) to the Registration Statement on Form S-3/A filed by the Registrant on November 24, 1997 (No. 333-40063))*
4-4	Rights Agreement, dated November 18, 1997, between FirstEnergy Corp. and The Bank of New York and form of Right Certificate (Exhibit 4.1 to Form 8-K filed by the Registrant on December 1, 1997)*
4-5	FirstEnergy Corp. 2007 Incentive Plan (Annex A to Form DEF 14A filed by the Registrant on April 2, 2007)*
5-1	Opinion of Wendy E. Stark, Esq., Associate General Counsel for the Company as to the validity of the Company’s Common Stock being registered**
15-1	Letter of PricewaterhouseCoopers LLP to the Company regarding unaudited Interim Financial Information**
15-2	Letter of PricewaterhouseCoopers LLP to the Company regarding unaudited Interim Financial Information**
23-1	Consent of Wendy E. Stark, Esq. (included in Exhibit 5-1)**
23-2	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers, LLP**
24-1	Power of Attorney (included in the signature pages hereto)
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* Incorporated herein by reference.

** Filed herewith.

With respect to the unaudited financial information of FirstEnergy Corp. for the three-month periods ended March 31, 2007 and 2006 and the three and six-month periods ended June 30, 2007 and 2006 incorporated by reference in this Registration Statement on Form S-8, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information.  However, their separate reports dated May 8, 2007 and August 6, 2007 incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information.  Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on the 18th day of September, 2007.

FIRSTENERGY CORP.
By:	/s/ Rhonda S. Ferguson
Rhonda S. Ferguson
Corporate Secretary

POWER OF ATTORNEY

Each of the undersigned directors and officers of the Registrant, individually as such director and/or officer, hereby makes, constitutes and appoints Rhonda S. Ferguson, Anthony J. Alexander and Lucas F. Torres and each of them, singly or jointly, with full power of substitution, as his true and lawful attorney-in-fact and agent to execute in his name, place and stead, in any and all capacities, and to file with the Commission, this Registration Statement and any and all amendments, including post-effective amendments, to this Registration Statement, which amendment may make such changes in the Registration Statement as the Registrant deems appropriate hereby ratifying and confirming all that each of said attorneys-in-fact, or his, her or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Anthony J. Alexander	President and Chief Executive Officer, and Director (Principal Executive Officer)	September 18, 2007
Anthony J. Alexander
/s/ Richard H. Marsh	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 18, 2007
Richard H. Marsh
/s/ Harvey L. Wagner	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	September 18, 2007
Harvey L. Wagner
/s/ George M. Smart	Director	September 18, 2007
George M. Smart
/s/ Paul T. Addison	Director	September 18, 2007
Paul T. Addison
/s/ Michael J. Anderson	Director	September 18, 2007
Michael J. Anderson
/s/ Dr. Carol A. Cartwright	Director	September 18, 2007
Dr. Carol A. Cartwright
/s/ William T. Cottle	Director	September 18, 2007
William T. Cottle
/s/ Ernest J. Novak, Jr.	Director	September 18, 2007
Ernest J. Novak, Jr.
/s/ Catherine A. Rein	Director	September 18, 2007
Catherine A. Rein
/s/ Wes M. Taylor	Director	September 18, 2007
Wes M. Taylor
/s/ Jesse T. Williams, Sr.	Director	September 18, 2007
Jesse T. Williams, Sr.

EXHIBIT INDEX

Exhibit Number	Description
4-1	Amended Articles of Incorporation of FirstEnergy Corp. (Exhibit 4(a) to the Registration Statement on Form S-3 filed by the Registrant on February 3, 1997 (No. 333-21011))*
4-2	Amended Code of Regulations of the FirstEnergy Corp. (Exhibit 3 to Form 10-K/A filed by the Registrant on April 16, 2001)*
4-3	Form of Common Stock Certificate (Exhibit 4(c) to the Registration Statement on Form S-3/A filed by the Registrant on November 24, 1997 (No. 333-40063))*
4-4	Rights Agreement, dated November 18, 1997, between FirstEnergy Corp. and The Bank of New York and form of Right Certificate (Exhibit 4.1 to Form 8-K filed by the Registrant on December 1, 1997)*
4-5	FirstEnergy Corp. 2007 Incentive Plan (Annex A to Form DEF 14A filed by the Registrant on April 2, 2007)*
5-1	Opinion of Wendy E. Stark, Esq., Associate General Counsel for the Company as to the validity of the Company’s Common Stock being registered**
15-1	Letter of PricewaterhouseCoopers LLP to the Company regarding unaudited Interim Financial Information**
15-2	Letter of PricewaterhouseCoopers LLP to the Company regarding unaudited Interim Financial Information**
23-1	Consent of Wendy E. Stark, Esq. (included in Exhibit 5-1)**
23-2	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers, LLP**
24-1	Power of Attorney (included in the signature pages hereto)
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* Incorporated herein by reference.

** Filed herewith.